Exhibit 99.1

MAI SYSTEMS CORPORATION

CERTIFICATION

In connection with the periodic report of MAI Systems Corporation (the “Company”) on Form 10Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, William Brian Kretzmer, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for the purpose of Title 18, Chapter 18, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 14, 2002	/s/William Brian Kretzmer William Brian Kretzmer Chief Executive Officer